Ethanex Energy

Exhibit 99.2

Ethanex Energy to Present at Sanders Morris Harris Middle Market Investor Growth Conference

Basehor, KS—Oct. 17, 2006–Ethanex Energy, Inc. (OTCBB: EHNX), an alternative energy company whose mission is to become the ethanol industry's low-cost producer, announced today that it will appear at the Sanders Morris Harris Middle Market Investor Growth Conference to be held in New York City from October 23-24, 2006. Mr. Al Knapp, President and Chief Executive Officer, will present on Monday, October 23, 2006 at 4:00pm EST. A break out session will follow immediately afterwards at 4:30pm EST.

Ethanex Energy Presentation at the Sanders Morris Harris Middle Market Investor Growth Conference:

Where: Omni Berkshire Place
21 East 52nd Street
New York, New York 10022

When: Monday, October 23, 2006
4:00 p.m. Eastern Time

About Ethanex Energy, Inc.

Ethanex Energy, Inc. is an alternative energy company whose mission is to become the ethanol industry's low-cost producer. The company expects to achieve this industry position through the application of next-generation feedstock technologies and use of alternative energy sources. Ethanex Energy is currently developing three ethanol production facilities located in the mid-west, with a combined production capacity of approximately 300 million gallons of ethanol per year. The Company expects these three plants to be operational in 2008. Ethanex Energy is concentrating its geographic focus in areas that allow access to abundant supplies of corn, alternative energy sources, transportation infrastructure and the potential for expedited permitting. Ethanex Energy's acquisition and brownfield development strategies afford it rapid capacity development with significant operating cost advantages. The Company's senior management has over eighty years of experience in the energy sector including the design, construction and operation of hundreds of power generation facilities. Ethanex Energy is based in Basehor, Kansas with offices in Santa Rosa, California and Charleston, South Carolina. For more information about Ethanex Energy, visit www.ethanexenergy.com.

Forward-Looking Statements

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to exploit ethanol development and production opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward- looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially

different from those discussed in these forward-looking statements including, but not limited to, our inability to generate sufficient operating cash flow to construct and adequately maintain our production facilities and service our anticipated debt, commodity pricing, environmental risks and general economic conditions. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on September 6, 2006, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward- looking statements in order to reflect any event or circumstance that may arise after the date of this release.

CONTACT: Ethanex Energy, Inc.
Bryan Sherbacow, Chief Operating Officer
202-337-2200
b.sherbacow@ethanexenergy.com
www.ethanexenergy.com

Investor Relations
Jennifer K. Zimmons, Ph.D.
Strategic Growth International
212-838-1444
jzimmons@sgi-ir.com
www.sgi-ir.com

SOURCE: Ethanex Energy, Inc.